CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock High Yield Tax-Free Fund, and John Hancock Tax-Free Bond Fund (comprising the John Hancock Tax Free-Bond Trust) in the John Hancock Tax-Free Income Funds' Prospectus, and "Independent Auditors" in the John Hancock Tax-Free Bond Fund and John Hancock High Yield Tax-Free Fund Statements of Additional Information in Post-Effective Amendment Number 16 to Registration Statement Form N-1A, No. 33-32246) dated April 1, 1999.

We also consent to the incorporation by reference therein of our reports dated October 9, 1998, with respect to the financial statements and financial highlights of the John Hancock High Yield Tax-Free Fund and John Hancock Tax-Free Bond Fund in the Form N-1A.


                                                     /s/Ernst & Young LLP
                                                     Ernst & Young LLP


Boston, Massachusetts
January 20, 1999